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                                                                   EXHIBIT 10.33


                           STANDARD INDUSTRIAL LEASE
                          (SINGLE TENANT NET-NET-NET)

     This Standard Industrial Lease (Single Tenant Net-Net-Net) (this "Lease") is entered into by and between the Landlord and Tenant named below, which parties hereby agree as follows:

Lease Preparation Date: June 1, 1993

Landlord: DERMODY PROPERTIES, a Nevada Corporation, located at 1200 Financial Boulevard, P.O. Box 7093, Reno, Nevada 89510

Tenant: PIONEER CITIZENS BANK OF NEVADA, a Nevada corporation

Trade Name (dba): Pioneer Citizens Bank of Nevada

1. LEASE TERMS

     1.01 Property: The Property referred to in this Lease consists of approximately 0.928 acres of land, improved with a single story concrete tilt-up building containing approximately 8,560 square feet of space and includes adjacent parking areas and landscaping, as shown on the site plan attached hereto as Exhibit "A" and legally described on Exhibit "A-1" attached hereto. The address of the Property is: 5400 Equity Avenue, Reno, Nevada 89502. The term "Improvements" as used in this Lease shall mean all improvements on the Property, whether constructed by Landlord or by Tenant.

     1.02 Project: The Project in which the Property is located consists of approximately 166.5 acres of lands, including improved and unimproved land, commonly known as Dermody Business Park. A site plan of the Project is attached hereto as Exhibit "A-2." The term "Project" as used in this Lease shall include the Property and the Common Area (as said term is defined in Section 4.01 below).

     1.03 Tenant's Notice Address: Tenant's Notice Address is the address of the Leased Property as defined in Section 1.01 unless otherwise specified here:
10 State Street, Reno, Nevada 89501.

     1.04 Landlord's Notice Address: P.O. Box 7098, Reno, Nevada 89510.

     1.05 Tenant's Permitted Use: Bank office operations.

     1.06 Lease Term: The Lease Term is for 77 months and is scheduled to commence on September 1, 1993 and expire on January 31, 2000.

     1.07 Base Monthly Rent: FIVE THOUSAND FIVE HUNDRED SIXTY-FOUR AND NO/100 DOLLARS ($5,564.00) per month, for the entire Lease Term, in lawful money of the United States of America.

     1.08 Security Deposit: None.

     1.09 Proportionate Share: Tenant's Proportionate Share is 0.56%, which amount equals the total acres of land at the Property divided by the total acres of land at the Project.

     1.10 Tenant is entitled to all available vehicle parking spaces at the Property, subject to the provisions of Section 8 of this Lease.

2. DEMISE AND POSSESSION; INSPECTION PERIOD

     2.01 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Property described in Section 1.01. For a period of sixty (60) days following the date of mutual execution of this Lease (the "Inspection Period"), Tenant (and its designated representatives, agents, and consultants), at Tenant's sole cost and expense, shall have the right to enter upon the Property for the purpose of inspecting and investigating the condition of the Property and the suitability of the Property for Tenant's intended use, subject to all of the following terms and conditions:

     A. All of the provisions of this Lease shall apply to any such entry upon the Property, except that Tenant shall not be permitted to use the Property for any purpose except as set forth in this Section 2.01 during the inspection Period. Without limiting the generality of the foregoing, Tenant acknowledges that the provisions of Section 7.02 - 7.06 (Use), Section 10 (Alterations, Mechanics Liens), Section 11 (Insurance) and Section 12 (Indemnification) of this Lease shall apply to any such entry upon the Property.

     B. Tenant shall give Landlord not less than forty-eight (48) hours prior notice before any such entry upon the Property. Throughout the Inspection Period, Landlord shall retain all keys to the Property. A representative of Landlord shall have the right to accompany Tenant during any such entry upon the Property. Tenant shall use its best efforts not to disturb any occupants of the Property during any such entry.

     C. Tenant shall not physically alter the Property in any material manner during the Inspection Period. If Tenant desires to conduct any tests or investigations with respect to Hazardous Wastes (as said term is defined in Section 7.02 below), including without limitation any tests or investigations with respect to the presence of asbestos or asbestos containing materials in the Improvements, Tenant shall first present to Landlord a written plan detailing the procedures and protocols of such tests or investigations, which plan shall be subject to Landlord's prior approval, not to be unreasonably withheld. Any such tests or investigations shall be performed by a duly licensed or certified environmental engineer in strict compliance with all applicable laws. Tenant shall not perform any such tests or inspections if the same would in any way interfere with the quiet enjoyment of the Property by any occupants of the Property or if the same is potentially injurious to public health or safety. Tenant shall keep all results of such tests or investigations strictly confidential, except that Tenant shall deliver a copy of any report or analysis prepared in connection with such tests or investigations to Landlord, at no cost or expense to Landlord, within five (5) days of the preparation thereof.

     D. If Tenant does not approve of the physical condition of the Property in any respect, and if Tenant delivers a written notice to Landlord setting forth the particular reasons for such disapproval prior to the expiration of the Inspection Period, then Landlord shall have the right to repair or correct any such conditions, to Tenant's reasonable satisfaction, at Landlord's sole cost and expense. Landlord shall deliver written notice (the "Correction Notice") to Tenant within ten (10) days following receipt of


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Tenant's notice of disapproval, stating whether or not Landlord elects to repair or correct such condition and Landlord's proposed plan for such work. If
Landlord elects to correct such condition and if its plan is acceptable to Tenant (or if Landlord and Tenant otherwise negotiate a mutually acceptable plan for such work), then the parties shall promptly execute an amendment to this Lease setting forth the scope and particular details of such work (the "Remedial Work"). In such case, Landlord shall substantially complete the Remedial Work prior to delivery of possession of the Property to Tenant. As used herein, the term "substantially complete" shall mean completion of the Remedial Work in substantial conformity with the scope and particular details of such work as set forth in said amendment to this Lease. If the parties are unable to agree upon the scope and particular details of such work or if said amendment is not executed within thirty (30) days following the expiration of the Inspection Period, then either party shall have the right to terminate this Lease by written notice to the other party, which notice must be received by the other party within five (5) days following the expiration of said thirty (30) day period. If such notice is timely delivered by either party, this Lease shall terminate pursuant to paragraph F below. If Landlords does not elect to repair or correct such condition, then Tenant shall have the right to terminate this Lease pursuant to paragraph E below, or to waive its disapproval (or elect to perform such work itself, at Tenant's sole cost and expense) by waiving its right to terminate this Lease pursuant to paragraph E below.

     E. If Tenant does not approve of the condition of the Property or the suitability of the Property for Tenant's intended use, or if Tenant does not elect to perform any repairs or corrections which it desires Landlord to perform, but which Landlord does not elect to perform, pursuant to paragraph D above, then Tenant shall have the right to terminate this Lease by giving written notice to Landlord (the "Termination Notice"), which notice Landlord must receive prior to the expiration of the Inspection Period. However, if the time period from the date of Landlord's delivery to Tenant of the Correction Notice to the expiration of the Inspection Period is less than ten (10) days, then the Inspection Period shall be extended for that number of days required to provide Tenant at least ten (10) days following delivery of the Correction Notice to elect whether or not to terminate this Lease. If the Termination Notice is not timely given, Tenant's right to terminate this Lease shall lapse and expire, and shall be null and void and of no further force or effect, and Tenant shall be deemed to have approved of the condition of the Property and its suitability for Tenant's intended use, and (if applicable), Tenant shall be deemed to have elected to perform itself any repairs or corrections that Tenant desires but Landlord elects not to perform. Landlord shall have no obligation to perform any covenant of Landlord under this Lease unless and until Tenant's rights to terminate this Lease, as set forth in paragraph D above and this paragraph E, shall lapse or be waived by Tenant in writing. Tenant may waive its rights to Terminate this Lease at any time prior to the expiration of the Inspection Period by written notice to Landlord.

     F. If either Landlord or Tenant timely terminates this Lease pursuant to either paragraph D or paragraph E, then such termination shall be effective upon the date of receipt by the other party of written notice of such election, and neither party shall have any further obligations or liabilities under this Lease first arising after said effective date of termination. Without limiting the generality of the previous sentence, any obligation or liability of Tenant incurred or arising prior to said effective date of termination (including, without limitation any liability arising under Section 12 of this Lease) shall survive the termination of this Lease. If this Lease is terminated, and if Tenant has not incurred any monetary obligations to Landlord under this Lease during the Inspection Period, then Landlord shall promptly refund to Tenant its first month's rent deposit, with interest, as described in Section 3.01 below. If Tenant has incurred any such monetary obligations, then Landlord shall be entitled to deduct from said deposit the amount of such obligations prior to the return of such deposit to Tenant.

     G. By its written or deemed approval of the condition of the Property and the suitability of the same for Tenant's intended use, Tenant represents and warrants that it accepts the Property in its condition at such time, subject to all recorded matters, laws, ordinances, and governmental regulations and orders, and that Tenant has made its own inspection of and inquiry regarding the condition of the Property and its suitability for Tenant's intended use, and that Tenant is not relying on any representations or warranties of Landlord or any representative or agent of Landlord with respect thereto, and that neither Landlord nor any representative or agent of Landlord has made any representations or warranties with respect thereto.

     2.02 The Property shall be deemed to be "Ready for Occupancy" on the latter of (i) the substantial completion of any Remedial Work that Landlord elects to perform under paragraph 2.01(D), or (ii) the vacation of the Property by any present tenants. Landlord shall have no obligation to prepare the Property in any respect or to install any tenant improvements prior to delivery of possession of the Property to Tenant, except that (i) Landlord shall perform any such Remedial Work prior to delivery of possession of the Property to Tenant, and (ii) Landlord shall deliver the Property "broom clean" following the vacation of the Property by any present tenant and in substantially the same physical condition as of the last date of Tenant's inspection of the Property during the Inspection Period (subject to any Remedial Work). Tenant shall accept possession of the Property upon delivery by Landlord in the condition set forth hereinabove, and the Lease Term shall commence upon said date of delivery of possession of the Property by Landlord to Tenant (the "Commencement Date"). To the best of Landlord's knowledge, the structure, roof, and HVAC, plumbing, and electrical systems at the Improvements are in good working order and repair as of the date of execution of this Lease. However, Landlord shall have no duty or obligation to inspect or otherwise investigate the same,and Tenant hereby assumes all risk with respect to the condition of the same. By its written or deemed approval of the condition of the Property and the suitability of the Property for its intended use pursuant to Section 2.01, Tenant acknowledges that it has inspected and accepts the condition of the Property to its complete satisfaction, including without limitation the condition of the structure, roof, and HVAC, plumbing, and electrical systems of the Improvements, and Tenant shall lease the Property (and, if Tenant elects to purchase the Property pursuant to Section 40 or Section 41 below, Tenant shall purchase the Property) "as is with all faults" in reliance solely on its own independent factual, physical and legal investigations, examinations, and inquiries. Notwithstanding anything set forth in the preceding sentence to the contrary, Landlord shall be responsible for repairs to the HVAC system at the Property for a period of one hundred fifty
(150) days following the Commencement Date, pursuant to Section 13.01 below. Tenant further acknowledges that it has read and understands all covenants, conditions and restrictions and similar items of record affecting the Property (collectively, "CC&R'S") and accepts the same. Landlord expressly reserves the right to lease or sell any other improvements or land available in the Project to whomever it wishes and Tenant hereby acknowledges that it did not rely on the presence of any other tenant or owner in the Project as a consideration for entering into this Lease.

     2.03 If for any reason the Property is not Ready For Occupancy or Landlord cannot deliver possession of the Property to Tenant on the scheduled date set forth in Section 1.05 for the commencement of the Lease Term or in the condition set forth in Section 2.02, Landlord shall not be subject to any liability nor shall the validity of this Lease be affected. If Tenant has not caused such delay, Tenant's obligations under this Lease to pay Base Monthly Rent, Additional Rent and such other amounts payable under this Lease commencing on the Commencement Date shall not commence until the date when Landlord delivers possession. Tenant, unless it is the cause of the delay, shall have the right to terminate this Lease by written notice to Landlord if possession of the Property is not delivered within thirty (30) days of the date the Lease Term is scheduled to commence as set forth in Section 1.08 and in the condition set forth in
Section 2.02, provided that such notice must be received by Landlord prior to Landlord's delivery of possession of the Property to Tenant in the condition set forth in Section 2.02. If such notice is not received prior to delivery of possession of the Property by Landlord, then Tenant shall have no right to terminate this Lease and shall accept possession of the Property upon delivery. Notwithstanding such right of Tenant to terminate this Lease, if Landlord reasonably believes that the Remedial Work cannot be substantially completed within thirty (30) days of the date that


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the Lease Term is scheduled to commence, as set forth in Section 1.06, then
Landlord shall set forth in the Correction Notice that date (the "Estimated Completion Date") upon which Landlord reasonably believes the Remedial Work can be substantially completed. In such case, Tenant shall have the right to terminate this Lease pursuant to this Section 2.03 if the Remedial Work is not substantially completed within thirty (30) days of the Estimated Completion Date. In all cases, if Landlord is obligated to perform any Remedial Work pursuant to this Lease, the period after which Tenant shall have the right to terminate this Lease pursuant to this Section 2.02 shall be extended pursuant to
Section 38.11 below. Landlord shall have the right to terminate this Lease by giving written notice to Tenant if possession of the Property is not delivered by Landlord in the condition set forth in Section 2.02 within sixty (60) days following the letter of (i) said scheduled commencement date set forth in
Section 1.08, or, if Landlord is performing any Remedial Work, the Estimated Completion Date.

     2.04 Notwithstanding the scheduled Lease Term commencement date set forth in Section 1.06 (i.e. September 1, 1993), if the Property is Ready For Occupancy prior to said scheduled commencement date and if Landlord delivers possession of the Property to Tenant at any time thereafter, Tenant shall accept possession at such time of delivery of possession. If the Commencement Date is earlier than the scheduled commencement date set forth in Section 1.06, then the Lease Term shall be extended such that the scheduled expiration date of the Lease Term shall in all cases be January 31, 2000.

3. BASE MONTHLY RENT

     3.01 Base Monthly Rent: On the first day of every calendar month of the Lease Term commencing on the Commencement Date, Tenant shall pay, without deduction or offset, prior notice or demand, Base Monthly Rent at the place designated by Landlord. However, Landlord acknowledges that it has previously received from Tenant the first month's rent, which amount Landlord has deposited in an interest bearing account of Landlord's choice. If this Lease is not terminated pursuant to Section 2.01, then the principal amount of said deposit shall be applied to Tenant's first month's Base Monthly Rent hereunder, and the accrued interest thereon shall be applied to Tenant's second month's Base Monthly Rent hereunder. If this Lease is terminated pursuant to Section 2.01 or
Section 2.03 then said deposit and all accrued interest thereon shall be refunded to Tenant pursuant to paragraph 2.01(F) above. In the event that the Term of this Lease commences or ends on a day other than the first day of a calendar month, a prorated amount of Base Monthly Rent shall be due upon execution and it shall be calculated using a thirty (30) day month. In the event this Lease is to commence upon a date not ascertained on execution both parties agree to complete and execute a Commencement Date Certificate in the form of Exhibit B within ten(10) days of the Commencement Date.

     3.02 Any installment of rent or any other charge payable which is not paid within ten (10) days after it becomes due shall be considered past due and Tenant will pay to Landlord as Additional Rent a late charge equal to twelve percent (12%) of such installment or the sum of twenty-five dollars ($25.00), whichever is greater, for each month or fractional month transpiring from the date due until paid. A twenty-five dollar ($25.00) handling charge shall be paid by Tenant to Landlord for each returned check and, thereafter, Tenant will pay all future payments of rent or other charges due by money order or cashier's check. In the event a late charge is assessed for three (3) consecutive rental periods, whether or not it is collected, the rent shall without further notice become due and payable quarterly in advance notwithstanding any provision of this Lease to the contrary. If Tenant shall be served with a demand for the payment of past due rent, any payments tendered thereafter to cure any default by Tenant shall be made only by cashier's check.

     3.03 The amount of the Base Monthly Rent includes consideration for Landlord's completion of the Remedial Work, if any, in the event that Tenant requests Landlord to construct any additional improvements on the Property, the costs and expenses of such work, upon itemized notice by Landlord, shall be paid by Tenant to Landlord, or Landlord may increase the Base Monthly Rent by that amount necessary to amortize the cost of such work over the Lease Term.

4. COMMON AREAS

     4.01 The term "Common Areas" as used in this Lease shall mean all areas and facilities outside the Property and within the exterior boundary line of the Project that are owned, provided and designated by Landlord for the non-exclusive use of Landlord, Tenant and other lessees and owners of improvements within the Project, and their respective employees, agents, customers and invitees. Common Area include, but are not limited to: all parking areas not a part of any other tenant's or owner's property, roadways, sidewalks, walkways, parkways, driveways, corridors, and landscaped areas within the Project. Common Area does not include any roadways or other areas within the boundaries of the Project previously dedicated by Landlord to any public entity, city, or county (collectively, the "Dedicated Area").

     4.02 Tenant, its employees, agents, customers and invitees shall have the non-exclusive right (in common with Landlord and other lessees and owners within the Project, and any other person granted permission by Landlord) to use of the Common Area. Tenant agrees to abide by and conform to, and to cause its employees, agents, customers and invitees to abide by and conform to all rules and regulations established by Landlord subject to provision of Section 24 below.

     4.03 Landlord has the right, in its sole discretion, from time to time, to:
1) make changes to the Common Area, including without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, ingress, egress, direction of driveways, entrances, corridors parking areas and walkways; 2) close temporarily any of the Common Area for maintenance purposes so long as reasonable access to the Property remains available; 3) add additional buildings and improvements to the Common Area or the Project; 4) use the Common Area while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof; 5) dedicate, contribute, or otherwise transfer part of the Common Area or any other land owned by Landlord in the Project to the Dedicated Area; and 6) do or perform any other acts or make any other changes in, to or with respect to the Common Area or the Project as Landlord may, in the exercise of sound business judgement, deemed to be appropriate.

5. ADDITIONAL RENT

     5.01 All charges payable by Tenant under this Lease other than Base Monthly Rent are called "Additional Rent". Unless this Lease provides otherwise, Additional Rent is to be paid with the next monthly installment of Base Monthly Rent and is subject to the provisions of Section 3.03 above. The term "rent" whenever used in this Lease means Base Monthly Rent and Additional Rent.

     5.02 Operating Costs

     A. The term "Operating Costs" as used in this Lease shall means all costs and expenses of ownership, operation, maintenance, management, repair and insurance incurred by Landlord in connection with the Common Area, including but not limited to the following: all supplies, materials, labor and equipment, used in or related to the operation and maintenance of the Common Area; all utilities (including, but not limited to, water, electricity, gas, heating, lighting, sewer, waste disposals related



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to the maintenance or operation of the Common Area; all of Landlord's costs in insuring the Common Area; all operation, maintenance and repair costs to the Common Area, including but not limited to, sidewalks, walkways, parkways, parking areas, loading and unloading areas, trash areas, roadways, driveways, corridors, and landscaped area, including for example, costs of resurfacing and restripping parking areas; signs and directories of the Project; amortization (along with reasonable financing charges) of capital improvements made to the Common Area which may be required by any government authority or which will improve the operating efficiency of the Project; and a fee for Landlord's supervision of the Common Area equal to five percent (5%) of the total above mentioned costs and expenses incurred in a calendar year. Operating Costs shall not include depreciation of the Common area. Operating Costs shall also include any costs incurred by Landlord in connection with the Dedicated Area.

     B. For the entire Lease Term commencing on the Commencement Date, Tenant shall pay to Landlord Tenant's Proportionate Share (as set forth in Section 1.09) of the monthly Operating Costs. If there is a change in the acreage of either the Project or the Property during the Lease Term, Tenant's Proportionate share shall be adjusted accordingly. Such payment shall be paid by Tenant with and in addition to the monthly payment of Base Monthly Rent, based on a statement delivered by Landlord. Tenant shall, if Landlord so elects, pay to Landlord on a monthly basis, in advance, the amount which Landlord reasonably estimates to be Tenant's Proportionate Share of the Operating Costs. In the event of such election by Landlord, Landlord shall periodically determine Tenant's Proportionate Share of the actual Operating Costs, and in the event that the amount which Tenant has paid to Landlord on account of the estimated Operating Costs is less than its share of such actual Operating Costs, Tenant shall pay such difference to Landlord on the next rent payment date. In the event that Tenant has paid to Landlord more than its Proportionate Share of such actual Operating Costs, the amount of such difference shall be credited against Tenant's payment of Operating Costs next due. Or, if such period is at the end of the Lease Term the amount of any overpayment shall be promptly refunded to Tenant.

     5.03 Taxes

     A. The term "Real Estate Taxes" as used in this Lease shall mean (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty of tax imposed by any taxing authority against the Project (including the Property) (and including, without limitation,any fees, taxes of assessments against, or as a result of, any tenant improvements installed on the Project); (ii) any tax or fee on Landlord's right to receive, or the receipt of, rent or income from the Project or against Landlord's business of leasing the Project (including the Property),
(iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Project (including the Property) by any governmental agency; (iv) any tax imposed upon this transaction, or based upon a re-assessment of the Project or the Property due to a change in ownership or transfer of all of part of Landlord's interest therein; (v) any change or fee replacing, substituting for, or in addition to any tax previously included within the definition of real property tax; and
(vi) the Landlord's cost of any tax protest relating to any the above. Real Estate Taxes do not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

     B. For the entire Lease Term commencing on the Commencement Date, Tenant shall pay directly to the relevant taxing authority all Real Estate Taxes payable with respect to or assessed against the Property. Such payment shall be made at least thirty (30) days prior to the delinquency date of such taxes. If Tenant fails to timely pay such taxes and if a late payment fee or penalty is assessed against the Property as a result thereof, Tenant shall be responsible for payment of such penalty or fee. If Tenant does not pay such taxes at least ten (10) days prior to the delinquency date, or if Tenant does not pay any such penalty or fee within ten (10) days of the assessment of the same, then
Landlord shall have the right, but not the obligation, to pay such taxes, penalties, or fees on behalf of Tenant and Tenant shall promptly reimburse Landlord, as Additional Rent, all such amounts paid by Landlord. If the Property is separately assessed from the remainder of the Project, and if the applicable tax bills are delivered to Landlord, as owner of the Property, then Landlord shall promptly deliver such bills to Tenant upon receipt. If the Property is not separately assessed, Landlord shall reasonably determine tenant's share of the Real Estate Tax payable by Tenant pursuant to the paragraph 5.03(B) from the assessors worksheets or other reasonably available information. Tenant shall pay such share to Landlord at least thirty (30) days prior to the delinquency date, and upon delivery of Landlord's written statement with respect thereto. The Real Estate Taxes payable by Tenant hereunder shall be prorated for any period of time during any tax year before or after the Lease Term.

     C. Personal Property Taxes: Tenant shall pay all taxes charged against trade fixtures, furnishing, equipment or any other personal property belonging to Tenant. If possible, Tenant shall have its personal property taxes billed separately from the Property. If any of Tenant's personal property is taxed with the Property, Tenant shall pay the taxes for its personal property together with payment of Real Estate Taxes pursuant to paragraph 5.03(B) above.

     D. In addition, Tenant shall pay to Landlord Tenant's Proportionate Share of Real Estate Taxes payable with respect to or assessed against the Common Area during the Lease Term. In the Common Area is not separately assessed, Landlord shall reasonably determine said amount from the assessors worksheets or other reasonably available information. Tenant shall pay such amounts to Landlord at least thirty (30) days prior to the delinquency date, and upon delivery of Landlord's written statement with respect thereto. Alternatively, if Landlord so elects, Tenant shall pay such amount in monthly installments, in addition to its monthly payment of Base Monthly Rent. In such case, Landlord shall notify Tenant of the amount that Landlord reasonably estimates to be Tenant's monthly installment payment. Upon receipt of actual tax bills, Landlord shall adjust such estimate and if the amount previously paid by Tenant is less than its actual obligation under this Section 5.03(D), Tenant shall pay such difference to Landlord on the next rent payment date. If Tenant has overpaid the amount of its actual obligation hereunder, the amount of such overpayment shall be credited against Tenant next due monthly installment(s) hereunder.

     5.04 Tenant shall also pay as Additional Rent to Landlord its Proportionate Share of any parking charges, utility surcharges, occupancy taxes, or any other costs resulting from any statute or regulation, or any interpretation thereof, enacted by any governmental authority in connection with the use or occupancy of the Project or any common parking facilities serving the Project, or any part thereof.

6.   SECURITY DEPOSIT. This Section Intentionally Deleted.

7.   USE OF PROPERTY; QUIET CONDUCT

     7.01  The Property may be used and occupied only for Tenant's Permitted
Use as shown in Section 1.05 and for no other purpose, without obtaining Landlord's prior written consent. Tenant shall comply with all laws, ordinances, orders and regulations affecting the Property. Tenant shall not perform any act or carry on any practices that may injure the Project or the Property or be a nuisance or menace, or disturb the quiet enjoyment of other lessees in the Project including but not limited to equipment which causes vibration, use or storage of chemicals, or heat or noise which is not properly insulated. Tenant shall not cause, maintain or permit any outside storage on or about the Property. In addition, Tenant shall not allow any condition or thing to remain on or about the Property which diminishes the appearance or aesthetic qualities of the Property and/or the Project or the surrounding property. The keeping of a dog or other animal on or about the Property is expressly prohibited.



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Concurrently with its execution of this Lease, Tenant shall complete the Tenant
Questionnaire attached hereto as Exhibit "C" and incorporated herein. Landlord shall have the right to rely on all of Tenant's responses to the questions set forth in said Questionnaire as an inducement to Landlord to enter into this Lease.

      7.02 The term "Hazardous Waste" as used in this Lease shall mean:

      A. Those substances defined as "hazardous substances", "hazardous materials", "toxic substances", "regulated substances", or "solid waste" in the Toxic Substance Control Act, 15 U.S.C. Section 2601 et. seq., as now existing or hereafter amended ("TSCA"), the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601 et. seq., as now existing or hereafter amended ("RCRA"), the Federal Hazardous Substances Act, 15 U.S.C. Section 1261 et. seq., as now existing or hereafter amended ("FHSA"), the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et. seq., as now existing or hereafter amended ("OSHA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et. seq., as now existing or hereafter amended ("HMTA"), and the rules and regulations now in effect or promulgated hereafter pursuant to each law reference above;

      B. Those substances defined as "hazardous waste", "hazardous material", or "regulated substances" in Nev. Rev. Stat. ch 459, 1989 Nev. Stat. ch, 598 and 1989 Nev. Stat. ch 363, or in the regulations now existing or hereafter promulgated pursuant thereto or in the Uniform Fire Code, 1988 edition;

      C. Those substances listed in the United States Department of Transportation table (49 CFR Section 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CRF Part 302 and amendments thereto); and

      D. Such other substances, mixtures, materials and waste which are regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state or local laws or regulations (all laws, rules and regulations referenced in paragraphs (a), (b), (c) and (d) are collectively referred to as "Environmental Laws").

      7.03. Tenant's Covenants. Tenant does not intend to and Tenant shall not, nor shall Tenant permit or suffer any other person (including partnerships, corporations and joint ventures), at any time to manufacture, process, store, distribute, use, discharge or dispose of any Hazardous Waste in, on, under or about the Project (including the Property) or any property adjacent thereto.

      A. Tenant shall notify Landlord promptly in the event of any spill or release of Hazardous Waste into, on, or onto the Project (including the Property), regardless of the source of spill or release, whenever Tenant knows or suspects that such a release occurred.

      B. Tenant shall not be involved in operations at or near the Project (including the Property) which could lead to the imposition on Tenant or Landlord of any liability or the creation of a lien on the Project (including the Property), under any Environment Laws.

      C. Tenant shall, upon twenty-four (24) hour prior notice by Landlord, permit Landlord or Landlord's agent access to the Property to conduct an environmental site assessment with respect to the Property.

      7.04. Indemnity. Tenant for itself and its successors and assigns undertakes to protest, indemnify, save and defend Landlord, its agents, employees, directors, officers, shareholders, affiliates, consultants, independent contractors, successors and assigns (collectively the "Indemnitees") harmless from any and all liability, loss, damage and expenses, including attorneys' fees, claims, suits and judgements that Landlord or any other Indemnitee, whether as Landlord or otherwise, may suffer as a result of, or with respect to:

      A. Any Environmental Law, including the assertion of any lien thereunder and any suit brought or judgement rendered regardless of whether the action was commenced by a citizen (as authorized under the Environmental Laws) or by a government agency;

      B. Any spill or release of or the presence of any Hazardous Waste affecting the Project (including the Property) that originates or emanates from the Property, including any loss of value of the Project (including the Property) as a result of a spill or release of or the presence of any such Hazardous Waste;

      C. Any other matter affecting the Project (including the Property) within the jurisdiction of the United States Environmental Protection Agency, the Nevada State Environmental Commission, the Nevada Department of Conservation and Natural Resources, or the Nevada Department of Commerce, including costs of investigations, remedial action, or other response costs whether such costs are incurred by the United States Government, the State of Nevada, or any indemnitee;

      D. Liability for clean-up costs, fines, damages or penalties incurred pursuant to the provisions of any applicable Environmental Law; and

      E. Liability for personal injury or property damage arising under any statutory or common-law tort theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance, or for the carrying of an abnormally dangerous activity, and response costs, if such liability is incurred by the Indemnitees in connection with or arising out of any spill or release of or the presence of any Hazardous Waste affecting the Project (including the Property), that originates or emanates from the Property.

      7.05 Remedial Acts. In the event of any spill or release of or the presence of any Hazardous Waste affecting the Project (including the Property), that originates or emanates from the Property, and/or if Tenant shall fail to comply with any of the requirements of any Environmental Law, Landlord may, without notice to Tenant, at its election, but without obligations so to do, gives such notices and/or cause such work to be performed at the Project (including the Property ) and/or take any and all other actions as Landlord shall deem necessary or advisable in order to remedy said spill or release of Hazardous Waste or cure said failure of compliance and any amounts paid as a result thereof, together with interest at the rate of twelve percent (12%) per annum, from the date of payment by Landlord, shall be immediately due and payable by Tenant to Landlord.

      7.06 Settlement. Landlord upon giving Tenant ten (10) days prior notice, shall have the right in good faith to pay, settle or compromise, or litigate any claim, demand, loss, liability, cost, charge, suit, order, judgment or adjudication under the belief that it is liable therefor, whether liable or not, without the consent or approval of Tenant unless Tenant within said ten
(10) day period shall protest in writing and simultaneously with such protest deposit with Landlord collateral satisfactory to Landlord sufficient to pay and satisfy any penalty and/or interest which may accrue as a result of such protest and any judgement or judgments as may result, together with attorneys' and environmental consultants' fees and expenses.

8.   PARKING

     8.01 Tenant and Tenant's customers, suppliers, employees, and invitees shall have the exclusive right to park in all parking spaces available at the property, in the parking area shown on Exhibit "A" attached hereto. Landlord shall have no obligation to provide any other parking facilities at the Project. However, if any other parking facilities are available at the Project from time to time and if Landlord makes such facilities available on a non-exclusive basis to Tenant and other tenants of the Project, Tenant shall not overburden any such other parking facilities and shall cooperate with Landlord and other lessees and owners of property in the Project in the use of any such other parking facilities. Landlord reserves the right to, on an equitable basis, assign specific spaces within any such other parking facilities, with or without charge to Tenant as Additional Rent, and to make changes in the layout of any such other parking facilities from time to time, and to establish reasonable time limits on the use of any such other parking facilities.

9.   UTILITIES

     9.01 For the entire Lease Term commencing on the Commencement Date, Tenant shall be responsible for and shall pay for all utilities chargeable to or provided to the Property, including without limitation water, gas, heat, light, power, sewer, electricity, or other services, separate from and in addition to payment of Tenant's Proportionate Share of Operating Costs pursuant to Section
5.02 (with respect to the utility costs for the Common Area). Tenant shall pay such amounts directly to the provider of such utilities promptly upon delivery of a bill therefore, or to Landlord, upon delivery of a statement from Landlord, if any of such utilities are not separately metered to the Property from the remainder or another part of the Project. In such latter case, Landlord reserves the right to install separate meters for any such utilities.

     9.02 Landlord shall not be liable or in default under this Lease, and there shall be no abatement of rent for any interruption or reduction of utilities or services to the Property unless the same are caused entirely by Landlord's gross negligence or willful misconduct, but in no case shall Landlord be liable or in default under this Lease for any act beyond Landlord's reasonable control. Tenant shall comply with any energy conservation program implemented by Landlord by reason of enacted laws or ordinances.

     9.03 Tenant shall contract and pay for all telephone and such other services for the Property subject to the provisions of 10.02.

10.  ALTERATIONS, MECHANIC'S LIENS

     10.01 Tenant shall not make any alterations to the Property without Landlord's prior written consent. Landlord's consent shall be contingent upon Tenant providing Landlord with the following items or information, all subject to Landlord's approval: (i) the name of Tenant's contractor, (ii) certificates of insurance from Tenant's contractor evidencing that Tenant's contractor is covered by a policy of commercial general liability insurance, with limits not less than Two Million Dollars ($2,000,000) General Aggregate, One Million Dollars ($1,000,000) Products/Complete Operations Aggregate, One Million Dollars ($1,000,000) Personal & Advertising Injury, One Million Dollars ($1,000,000) Each Occurrence, Fifty Thousand Dollars ($50,000) Fire Damage, Five Thousand Dollars ($5,000) Medical Expense, One Million Dollars ($1,000,000) Auto Liability (Combined Single Limit, including Hired/Non-Owned Auto Liability), Workers Compensation, including Employer's Liability, as required by state statute, all endorsed to show Landlord as an additional insured and for worker's compensation as required and (iii) detailed plans and specifications for such work. Tenant shall cause its contractor to execute a waiver of mechanic's lien and Tenant shall remove any mechanic's lien placed against the Project within ten (10) days of receipt of a notice of any such lien. In addition, before the commencement of any alterations work, Tenant shall furnish to Landlord a copy of a valid building permit and any such other permits or licenses required in connection therewith, and, once the alterations work begins. Tenant shall diligently and continuously pursue it to completion. As a further condition to giving such consent, Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, with a payment and performance bond in form acceptable to Landlord, in a principal amount not less than one and one-half (1 1/2) times the estimated cost of such alterations, to insure Landlord against any liability for mechanic's and materialmen's liens and to ensure completion of work. At Landlord's option, any alterations may become part of the Property realty and belong to Landlord. Alternatively, Landlord may require Tenant, at Tenant's sole cost and expense, to remove any such alterations upon the expiration or earlier termination of the Lease Term and shall restore the Property to its condition prior to the installation of such alterations, reasonable wear and tear excepted. If requested by Landlord, Tenant shall pay, prior to the commencement of any such alterations work, an amount determined by Landlord as necessary to cover the costs of demolishing such alterations at the expiration or earlier termination of the Lease Term, and/or the cost of restoring the Property to such prior condition.

     10.02 Notwithstanding anything set forth in Section 10.01 to the contrary, Tenant shall have the right, subject to the prior written consent of Landlord, to install trade fixtures, equipment and machinery and private telephone systems and/or other related telecommunications equipment and lines within the Property (provided that the same is done in compliance with all applicable laws, ordinances, rules, and regulations). Tenant shall remove the same upon the expiration or earlier termination of this Lease, and shall repair any damage to the Property in connection therewith at Tenant's sole cost and expense, such that the Property shall be restored to its condition prior to the installation of such items, reasonable wear and tear excepted.

     10.03 Tenant shall pay all costs for any alterations or installations permitted under this Section 10 and shall keep the Property and the Project free from any liens arising out of work performed for, materials furnished to or obligation incurred by Tenant in connection therewith.

     10.05 Landlord shall have the right to construct or permit construction of improvements in or about the Project for existing and new Tenants, and for owners, and to alter any Common Area in and around the Project. Notwithstanding anything contained in this Lease to the contrary, Tenant acknowledges the foregoing right of Landlord and agrees that any such construction shall not be deemed to constitute a breach of this Lease by Landlord, including without limitation any covenant of quiet enjoyment, and Tenant hereby waives any such claim which it might have arising from any such construction.

11.  FIRE INSURANCE: HAZARDS AND LIABILITY INSURANCE

     11.01 Except as expressly provided as Tenant's Permitted Use, or as otherwise consented to by Landlord in writing, Tenant shall not do or permit anything to be done within or about the Property which will increase the existing rate of insurance on the Project and shall, at its sole cost and expense, comply with any requirements, pertaining to the Property, of any insurance organization insuring the Project and Project-related apparatus. Tenant agrees to pay to Landlord, as Additional Rent, any increases in premiums on policies resulting from Tenant's Permitted Use or other use consented to by Landlord which increases Landlord's premiums or requires extended coverage by Landlord to insure the Project or the Property.

     11.02 At all times during the Lease Term, Landlord shall maintain a policy or policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy or policies shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils ("all risk"), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant on the Property. Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Monthly Rent, plus estimated Real Estate Taxes and insurance premiums. Tenant shall be liable for the payment of any deductible amount under the foregoing policies, in an amount not to exceed Twenty-Five Thousand Dollars ($25,000). Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

     11.03 At all times during the Lease Term and during the Inspection Period, Tenant shall maintain the following:

     A. A policy of standard fire and extended coverage insurance with "all risk" coverage on all of Tenant's improvements and alterations in or about the Property and on all personal property and equipment to the extent of at least ninety percent (90%) of their full replacement value. The proceeds from this policy shall be used by Tenant for the replacement of personal property and equipment and the restoration of Tenant's improvements and/or alterations at the Property.

     B. A policy of Commercial General Liability insurance, occurrence form, applying to the ownership, use, occupancy or maintenance of the Property, or any areas adjacent thereto, and the business operated by Tenant, or any other occupant, on the Property. The minimum limits of liability under such insurance shall be a combined single limit with respect to each occurrence of not less than Two Million Dollars ($2,000,000) to protect Tenant and Landlord (as additional insured) against claims for bodily injury, personal injury and property damage occurring during the policy term. Such insurance shall be provided on a primary basis and shall not contribute with any insurance maintained by Landlord which shall be considered excess insurance only. Such insurance shall also include specific coverage or endorsements for (i) broad form contractual liability insurance insuring all of Tenant's obligations under this Lease (including, without limitation under Section 12 of this Lease), (ii) Additional Insured-Management or Lessors of Premises endorsement, and (iii) waiver of insurer's subrogation rights against Landlord. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease.

     11.04 Tenant shall pay all premiums for the insurance policies described in Section 11.02 and 11.03, whether obtained by Landlord or by Tenant, within fifteen (15) days after Tenant's receipt of a copy of the premium statement or other evidence of the amount due, and whether such statement is delivered by Tenant's insurance carrier or by Landlord or Landlord's insurance carrier. If the Lease Term expires before the expiration of an insurance policy maintained by Landlord, Tenant shall be liable only for Tenant's prorated share of such insurance premiums.

     11.05 All insurance required to be maintained by Tenant under this Section 11 shall (a) name Landlord as an additional insured, (b) be issued by an insurance company authorized to do business in the State of Nevada and which has and maintains a rating of A/VII in the Best's Insurance Reports or the equivalent, (c) be primary and noncontributing with any insurance carried by Landlord, and (d) contain an endorsement requiring at least thirty (30) days prior written notice of cancellation to Landlord before cancellation or change in coverage, scope or limit of any policy. Tenant shall deliver a certificate of insurance or a copy of the policy to Landlord within thirty (30) days of execution of this Lease and will provide evidence of renewed insurance coverage at each anniversary, and prior to the expiration of any current policies. Tenant's failure to provide evidence of this coverage to Landlord may, in Landlord's sole discretion, constitute a default under this Lease.

     11.06 Landlord and Tenant each hereby release the other from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) and waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. The foregoing mutual release and waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss of, or damage to property of the parties hereto. In as much as the foregoing mutual release and waiver will preclude the assignment of any such released or waived claims by way of subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant shall immediately give each of their insurance companies which has issued a policy or policies of fire and/or extended coverage insurance written notice of the terms of the foregoing mutual release and waiver, and shall have said insurance policy properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of the aforesaid mutual release and waiver.

     11.07 Landlord may obtain, at its sole cost and expense, its own comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. Any such policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

12.  INDEMNIFICATION AND WAIVER OF CLAIMS

     12.01 Tenant waives all claims against Landlord for damage to any property in or about the Property and for injury to any persons, including death resulting therefrom, regardless of cause or time of occurrence. Tenant will defend, indemnify and hold Landlord harmless from and against any and all claims, actions, proceedings, expenses, damages and liabilities, including attorney's fees, arising out of, connected with, or resulting from any use of the Property by Tenant, its employees, agents, visitors or licensees, including, without limitation, any failure of Tenant to comply fully with all of the terms and conditions of this Lease except for any damage or injury which is the direct result of intentional acts by Landlord, its employees, agents, visitors or licensees.

13.  REPAIRS

     13.01 For the entire Lease Term commencing on the Commencement Date, at its sole cost and expense, Tenant shall (i) keep and maintain the Property and every part, component and element thereof in good and sanitary order, condition and repair, and (ii) replace the same when reasonably necessary to keep the Property in good and sanitary order, condition and repair, whether or not the need for such repairs, maintenance or replacements occurs as a result of Tenant's use of the Property, any prior use of the Property, the elements or the age of such portion of the Property. Tenant's obligation hereunder shall include, without limitation, maintaining, repairing, and/or replacing, as reasonably necessary to keep the same in good and sanitary order, condition, and repair; (i) the interior of the Improvements (including but not limited to all ceilings, walls, and floor coverings), (ii) the foundation and all structural elements of the improvements (including but not limited to all exterior and lead bearing walls),
(iii) the exterior of the Improvements (including but not limited to the roof and all windows, skylights, doors, and plate glass), (iv) all mechanical, electrical, plumbing, security, fire sprinkler, lawn sprinkler and HVAC systems at the Property (whether inside or outside of the Improvements), and (v) all sidewalks, driveways, parking areas and other paved areas of the Property and any retaining walls, fences, and signs at the Property. Tenant shall also, at its sole cost and expense, provide all desired janitorial services to the Property, furnish all expendables to the Property (i.e. light bulbs, paper goods, soaps, etc.), and contract for its own garbage removal services. The standard for comparison and need of maintenance, repair, or replacement shall be the condition of the Property as of the Commencement Date. All repairs shall be made by a licensed and bonded contractor approved by Landlord. It is the intent of the parties that Landlord shall have no obligation, in any manner whatsoever, to repair, maintain, or replace the Property or any part thereof or of the Improvements thereon or the equipment therein, whether structural or nonstructural, all of which obligations are intended to be that of Tenant. Landlord shall have absolutely no obligations or liabilities with respect to the repair, maintenance, or replacement of the Property during the Lease Term. Notwithstanding anything set forth in the preceding sentence to the contrary, Landlord hereby warrants that the HVAC system at the Property shall be in good working condition for a period of one hundred fifty (150) days following the Commencement Date, provided that Tenant shall enter into a maintenance service contract pursuant to Section 13.04 below. Except for routine repairs and services covered by said maintenance service contract, Landlord shall be responsible, at its sole cost and expense, for any necessary repairs to said HVAC system during said one hundred fifty (150) day period required to maintain said system in good working condition. Tenant shall deliver written notice to Landlord of the necessity of any such repairs and Landlord shall have a reasonable time to complete the same following receipt of said notice.

     13.02 Tenant shall not make repairs to the Property at the cost of Landlord whether by deductions of rent or otherwise, or vacate the Property or terminate the Lease if repairs are not made. If during the Lease Term, any alteration, addition or change to the Property is required by any law, statute, ordinance, rule, regulation, or other legal authority (whether the same exists as of the date of execution of this Lease or is hereafter enacted or promulgated), Tenant shall promptly make such alteration, addition or change at its sole cost and expense.

     13.03 Landlord shall have the right, but not the obligation to make or perform any maintenance, repairs, replacements, alterations, additions or changes that Tenant is obligated to make under this Lease but fails to do so within a reasonable period of time following written notice from Landlord and Tenant shall reimburse Landlord for all costs and expenses incurred in connection therewith by Landlord upon demand. If any maintenance, repairs, replacements, alterations, additions or changes deemed necessary by Landlord or any government authority are not made by Tenant within the prescribed time frame as requested in writing, Tenant shall be in default under this Lease.

     13.04 Tenant shall, at its own expense, within thirty (30) days of the Commencement Date, contract with a vendor acceptable to Landlord for the maintenance service of the HVAC system at the Property, and shall furnish to the Landlord a copy of such contract upon Landlord's prior written request. If Tenant fails to obtain and maintain such a maintenance service contract Landlord shall have the right to obtain such a maintenance service contract at the expense of Tenant.

14.  AUCTIONS, SIGNS, AND LANDSCAPING

     14.01 Tenant shall not conduct or permit to be conducted any sale by auction on the Property. Landlord will have the right to control landscaping and approve the placement, size, and quantity of signs. Tenant shall not make alterations or additions to the landscaping and will not place any signs, which are visible from the outside, on or about the Property, nor in any landscape area, without the prior written consent of Landlord. Landlord shall have the right in its sole discretion to withhold its consent. Any signs not in conformity with this Lease may be removed by Landlord at Tenant's expense.

15.  ENTRY BY LANDLORD

     15.01 Tenant shall permit Landlord and Landlord's agents to enter the Property at all reasonable times for the purpose of inspecting the same, or for the purpose of maintaining the Project, or for the purpose of making repairs, alterations or additions to any portion of the Project, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of nonresponsibility for alterations, additions or repairs, or for the purpose of showing the Property to prospective tenants during the last six months of the Lease Term, or placing upon the Project any usual or ordinary "for sale" signs, without any rebate of rents and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Property thereby occasioned. Tenant shall permit Landlord at any time within sixty (60) days prior to the expiration of this Lease, to place upon the Property any usual or ordinary "for lease" or "for sale" signs. Tenant shall not install a new or additional lock or any bolt on any door of the Property without the prior written consent of Landlord, which shall not be unreasonably withheld. If Landlord gives its consent, such work shall be undertaken by a locksmith approved by Landlord, at Tenant's sole cost. Landlord shall have the right to charge Tenant for restoring any altered doors to their condition prior to the installation of the new or additional locks.

16.  ABANDONMENT

     16.01 Tenant shall not vacate or abandon the Property, which shall be deemed to occur any time during the Lease Term if Tenant does not conduct business for a period of fifteen (15) consecutive days and/or leaves the Property unoccupied for any period of time. If Tenant abandons, vacates or surrenders the Property, or is dispossessed by process of law, or otherwise, any personal property belonging to Tenant left in or about the Property shall, at the option of Landlord be deemed abandoned and may be disposed of by Landlord in the manner provided for by the lase of the State of Nevada.

17.  DESTRUCTION

     17.01 In the case of total destruction of the Property, or any portion thereof substantially interfering with Tenant's use of the Property, whether by fire or other casualty, not caused by the fault or negligence of Tenant, its agents, employees, servants, contractors, subtenants, licensees, customers or business invitees, this Lease shall terminate except as herein provided. If Landlord notifies Tenant in writing within forty-five (45) days of such destruction of Landlord's election to repair said damage, and if Landlord proceeds to and does repair such damage with reasonable dispatch, this Lease shall not terminate, but shall continue in full force and effect, except that Tenant shall be entitled to a reduction in the Base Monthly Rent in an amount equal to that proportion of the Base Monthly Rent which the number of square feet of floor space in the unusable portion bears to the total number of square feet of floor space in the Property. Said reduction shall be prorated so that the rent shall only be reduced for those days any given area is actually unusable. In determining what constitutes reasonable dispatch, consideration shall be given to delays caused by labor disputes, civil commotion, war, warlike operations, invasion, rebellion, hostilities, miliary or usurped power, sabotage, governmental regulations or control, fire or other casualty, inability to obtain any materials or services, acts of God and other causes beyond Landlord's control. If this Lease is terminated pursuant to this Section 17 and if Tenant is not in default hereunder, rent shall be prorated as of the date of termination, any security deposited with Landlord shall be returned to Tenant, less any reasonable offsets and all rights and obligations hereunder shall cease and terminate.

          17.02. Notwithstanding the foregoing provisions, in the event the Property, or any portion thereof, shall be damaged by fire or other casualty due to the fault or negligence of Tenant, its agents, employees, servants, contractors, subtenants, licencees, customers or business invitees, then, without prejudice to any other rights and remedies of Landlord, this Lessee shall not terminate, the damage shall be repaired at Tenant's cost, and there shall be no apportionment or abatement of any rent.

          17.03. The provisions of this Section 17 with respect to Landlord shall be limited to such repair as is necessary to restore the Property to its condition as of the Commencement Date and when placed in such condition the Property shall be deemed restored and rendered tenantable promptly following which time Tenant, at Tenant's expense shall repair and replace any improvements installed in the Property by Tenant after the Commencement Date and Tenant shall also repair or replace its stock in trade, fixtures, furniture, furnishings, floor coverings and equipment, and if Tenant has closed, Tenant shall promptly reopen for business.

          17.04. All insurance proceeds payable under any fire, and/or rental insurance covering the Property (and except for any separate insurance maintained by Tenant covering Tenant's personal property) shall be payable solely to Landlord and Tenant shall have no interest therein. Tenant shall in no case be entitled to compensation for damages on account of any annoyance or inconvenience in making repairs under any provision of this Lessee. Except to the extent provided for in this Section 17, neither the rent payable by Tenant nor any of Tenant's other obligations under any provision of this Lease shall be affected by any damage to or destruction of the Property or any portion thereof by any cause whatsoever.

18.  ASSIGNMENT, SUBLETTING AND TRANSFERS OF OWNERSHIP

          18.01 Tenant shall not, without Landlord's prior written consent, assign, sell, mortgage, encumber, convey or otherwise transfer all or any part of Tenant's leasehold estate, or permit the Property to be occupied by anyone other than Tenant and Tenant's employees or sublet the premises or any portion thereof (collectively called "Transfer"). Tenant shall supply Landlord with any and all documents deemed necessary by Landlord to evaluate any proposed
Transfer at least sixty (60) days in advance of Tenant's proposed Transfer date.

          18.02 Landlord need not consent to any Transfer for reasons including, but not limited to, whether or not: (a) in the reasonable judgment of Landlord the transferee is of a character or is engaged in a business which is not in keeping with the standards of Landlord for the Project; (b) in the reasonable judgment of Landlord any purpose for which the transferee intends to use the Property is not in keeping with the standards of Landlord for the Project; provided in no event may any purpose for which transferee intends to use the Property be in violation of this Lease; (c) the portion of the Property subject to the transfer is not regular in shape with appropriate means of entering and exiting, including adherence to any local, county or other governmental codes, or is not otherwise suitable for the normal purposes associated with such a Transfer; or (d) Tenant is in default under this Lease or any other Lease with Landlord.

          18.03 Any consent to any Transfer which may be given by Landlord, or the acceptance of any rent, charges or other consideration by Landlord from Tenant or any third party, shall not constitute a waiver by Landlord of the provisions of this Lease or a release of Tenant from the full performance by it of the covenants stated herein; and any consent given by Landlord to any Transfer shall not relieve Tenant (or any transferee of Tenant) from the above requirements for obtaining the written consent of Landlord to any subsequent Transfer.

          18.04 If a default under this Lease should occur while the Property or any part of the Property are assigned, sublet or otherwise transferred, Landlord, in addition to any other remedies provided for within this Lease or by law, may at its option collect directly from the transferee all rent or other consideration becoming due to Tenant under the Transfer and apply these monies against any sums due to Landlord by Tenant; and Tenant authorizes and directs any transferee to make payments of rent or other consideration direct to Landlord upon receipt of notice from Landlord. No direct collection by Landlord from any transferee should be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations in connection with this Lease.

          18.05 If Tenant is a corporation or a partnership, the issuances of any additional stock or equity interest and/or the transfer, assignment or hypothecation of any stock or interest in such corporation or partnership in the aggregate in excess of fifty-one percent (51%) of such interests, as the same may be constituted as of the date of this lease, whether directly or indirectly, shall be deemed to be a Transfer within the meaning of this
Section 18, except that the sale or transfer of all or substantially all of the assets or stock of Tenant, or the merger of Tenant with any other entity (whether any such sale, transfer, or merger is accomplished in a single transaction or in a series of related transactions) shall not be deemed to be a Transfer if the transferee or successor entity of Tenant in such case shall have substantially the same amount of total assets as Tenant prior to such transaction or series of related transactions.

19.  BREACH BY TENANT

          19.01 Tenant shall be in breach of this Lease if at any time during the term of this Lease (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings in law, in equity or before any administrative tribunal which have or might have the effect of preventing Tenant from complying with the terms of this Lease):

          A. Tenant fails to make payment of any installment of Base Monthly Rent, Additional Rent, or of any other sum herein specified to be paid by Tenant, when due; or

          B. Tenant fails to observe or perform any of its other covenants, agreements or obligations hereunder, and such failure is not cured within ten
(10) days after Landlord's written notice to Tenant of such failure; provided, however, that if the nature of Tenant's obligation is such that more than ten
(10) days are required for performance, then Tenant shall not be in breach if Tenant commences performance within such 10 day period and thereafter diligently prosecutes the same to completion; or

          C. Tenant, Tenant's assignee, subtenant, guarantor, or occupant of the Property becomes insolvent, makes a transfer in fraud of its creditors, makes a transfer for the benefit of its creditors, is the subject of a bankruptcy petition, is adjudged bankrupt or insolvent in proceedings filed against Tenant, a receiver, trustee, or custodian is appointed for all or substantially all of Tenant's assets, fails to pay its debts as they become due, convenes a meeting of all or a portion of its creditors, or performs any acts of bankruptcy or insolvency, including the selling of its assets to pay creditors; or

          D.   Tenant has abandoned the Property as defined in Section 16 above.

          E.   Tenant fails to take possession of the Property within thirty
(30) days of receiving notice by Landlord that the Property is Ready for Occupancy.

20. REMEDIES OF LANDLORD

     20.01 Nothing contained herein shall constitute a waiver of Landlord's right to recover damages by reason of Landlord's efforts to mitigate the damage to it by Tenant's default; nor shall anything in this Section adversely affect Landlord's right, as in this Lease elsewhere provided, to indemnification against liability for injury or damages to persons or property occurring prior to a termination of this Lease.

     20.02 All cure periods provided herein shall run concurrently with any periods provided by law.

     20.03 In the event of default, as designated herein above, in addition to any other rights or remedies provided for herein or at law or in equity, Landlord, at its sole option, shall have the following rights:

     A. The right to declare the term of this Lease ended and reenter the Property and take possession thereof, and to terminate all of the rights of Tenant in and to the Property.

     B. The right, without declaring the term of this Lease ended, to reenter the Property and to occupy the same, or any portion thereof, for and on account of the Tenant as hereinafter provided, and Tenant shall be liable for and pay to Landlord on demand all such expenses as Landlord may have paid, assumed or incurred in recovering possession of the Property, including costs, expenses, attorney's fees and expenditures placing the same in good order, or preparing or altering the same for reletting, and all other expenses, commissions and charges paid by the Landlord in connection with reletting the Property. Any such reletting may be for the remainder of the term of this Lease or for a longer or shorter period. Such reletting shall be for such rent and on such other terms and conditions as Landlord, in its sole discretion, deems appropriate. Landlord may execute any lease made pursuant to the terms hereof either in the Landlord's own name or in the name of Tenant or assume Tenant's interest in any existing subleases to any tenant of the Property, as Landlord may see fit, and Tenant shall have no right or authority whatsoever to collect any rent from such tenants, subtenants, of the Property. In any case, and whether or not the Property or any part thereof is relet, Tenant, until the end of the Lease term shall be liable to Landlord for an amount equal to the amount due as Rent hereunder, less net proceeds, if any of any reletting effected for the account of Tenant. Landlord reserves the right to bring such actions for the recovery of any deficits remaining unpaid by the Tenant to the Landlord hereunder as Landlord may deem advisable from time to time without being obligated to await the end of the term of the Lease. Commencement of maintenance of one or more actions by the Landlord in this connection shall not bar the Landlord from bringing any subsequent actions for further accruals. In no event shall Tenant be entitled to any excess rent received by Landlord over and above that which Tenant is obligated to pay hereunder; or

     C. The right, even though it may have relet all or any portion of the Property in accordance with the provisions of subsection B, above, to thereafter at any time elect to terminate this Lease for such previous default on the part of the Tenant, and to terminate all the rights of Tenant in and to the Property.

     20.04 Pursuant to the right of re-entry provided above, Landlord may remove all persons from the Property and may, but shall not be obligated to, remove all property therefrom, and may, but shall not be obligated to, enforce any rights Landlord may have against said property or store the same in any public or private warehouse or elsewhere at the cost and for the account of Tenant or the owner or owners thereof. Tenant agrees to hold Landlord free and harmless from any liability whatsoever for the removal and/or storage of any such property, whether of Tenant or any third party whomsoever. Such action by the Landlord shall not be deemed to have terminated this Lease.

     20.05 If Tenant breaches this Lease and abandons the Property before the end of the term, or if its right of possession is terminated by Landlord because of Tenant's breach of this Lease, then this Lease may be terminated by Landlord at its option. On such Termination Landlord may recover from Tenant, in addition to the remedies permitted at law:

     A. The worth, at the time of the award, of the unpaid Base Monthly Rents and Additional Rents which had been earned at the time this Lease is terminated.

     B. The worth, at the time of the award, of the amount by which the unpaid Base Monthly Rents and Additional Rents which would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rents that Tenant proves could be reasonably avoided;

     C. The worth, at the time of the award, of the amount by which the unpaid Base Monthly Rents and Additional Rents for the balance of the Lease Term after the time of award exceeds the amount of such rental loss for such period as the Tenant proves could have been reasonably avoided; and

     D. Any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's breach of its obligations under this Lease, or which in the ordinary course of events would be likely to result therefrom. The detriment proximately caused by Tenant's breach shall include, without limitation, (i) expenses for cleaning, repairing or restoring the Property, (ii) expenses for altering, remodeling or otherwise improving the Property for the purpose of reletting the Property, (iii) brokers' fees and commissions, advertising costs and other expenses of reletting the Property,
(iv) costs of carrying the Property such as taxes, insurance premiums, utilities and security precautions, (v) expenses of retaking possession of the Property,
(vi) attorney's fees and court costs, (vii) any unearned brokerage commissions paid in connection with this Lease, (viii) reimbursement of any previously waived Base Rent, Additional Rent, free rent or reduced rental rate, and (ix) any concession made or paid by Landlord to the benefit of Tenant in consideration of this Lease including, but not limited to, any moving allowances, contributions or payments by Landlord for tenant improvements or build-out allowances or assumptions by Landlord of any of the Tenant's previous lease obligations.

     20.06 In any action brought by the Landlord to enforce any of its rights under or arising from this Lease, Landlord shall be entitled to receive its costs and legal expenses including reasonable attorneys' fees, whether or not such action is prosecuted to judgment.

     20.07 The waiver by Landlord of any breach or default of Tenant hereunder shall not be a waiver of any preceding or subsequent breach of the same or any other term. Acceptance of any Rent payment shall not be construed to be a waiver of the Landlord of any preceding breach of the Tenant.

     20.08 All past due amounts owed by Tenant under the terms of this Lease shall bear interest at twelve percent (12%) per annum unless otherwise stated.

21. SURRENDER OF LEASE NOT MERGER

        21.01 The voluntary or other surrender of this Lease by Tenant, or mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing transfers, or may, at the option of Landlord, operate as an assignment to it of any or all of such transfers.

22. ATTORNEYS FEES/COLLECTION CHARGES

        22.01 In the event of any legal action or proceeding between the parties hereto, reasonable attorneys' fees and expenses of the prevailing party in any such action or proceeding shall be added to the judgment therein. Should Landlord be named as defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including actual attorney's fees.

        22.02 If Landlord utilizes the services of any attorney at law for the purpose of collecting any rent due and unpaid by Tenant after five (5) days written notice to Tenant of such nonpayment of rent or in connection with any other breach of this Lease by Tenant, Tenant agrees to pay Landlord actual attorneys' fees as determined by Landlord for such services, regardless of the fact that no legal action may be commenced or filed by Landlord.

23. CONDEMNATION

        23.01 If twenty-five percent (25%) or more of the square footage of the Improvements is taken for any public or quasi-public purpose by any lawful government power or authority, by exercise of the right of appropriation, reverse condemnation, condemnation or eminent domain, or sold to prevent such taking, and if the remaining portion of the Improvements shall not be reasonably adequate for the operation of Tenant's business after Landlord completes such repairs or alterations as Landlord elects to make, either Tenant or Landlord may at its option terminate this Lease by notifying the other party hereto of such election in writing within thirty (30) days after such taking. Tenant shall not because of such taking assert any claim against the Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate of interest of Tenant. If less than twenty-five percent (25%) of the Improvements is taken, Landlord at its option may terminate this Lease. If Landlord does not so elect, Landlord shall promptly proceed to restore the Improvements to substantially their same condition prior to such partial taking, allowing for any reasonable effects of such taking, and a proportionate allowance based on the loss of square footage shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Improvements, which, Tenant is deprived on account of such taking and restoration.

24. RULES AND REGULATIONS; CC&R's

        24.01 Tenant shall faithfully observe and comply with any Rules and Regulations promulgated by Landlord for the Project and the CC&R's. Landlord reserves the right to modify and amend such Rules and Regulations as it deems necessary and such CC&R's shall be subject to amendment pursuant to the terms thereof. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant, owner or occupant of the Project of any of said Rules and Regulations or any provisions of any CC&R's.

        24.02 In the event that Tenant fails to cure any violations of such Rules and Regulations or CC&R's following ten (10) days written notice by Landlord, such failure to cure shall be deemed a material breach of this Lease by Tenant.

25. ESTOPPEL CERTIFICATE

        25.01 Tenant shall execute and deliver to landlord, within ten (10) business days of Landlord's written demand, a statement in writing certifying that this Lease is in full force and effect, and that the Base Monthly Rent and Additional Rent payable hereunder is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which rent and other charges are paid, if any, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if they are claimed and such other matters as Landlord may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Property. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that (1) this Lease is in full force and effect, without modification except as may be represented by Landlord; (2) there are no uncured defaults in Landlord's performance and (3) not more than one (1) month's rents has been paid in advance.

26. SALE BY LANDLORD

        26.01 In the event of a sale or conveyance by Landlord of the Property the same shall operate to release Landlord from any liability upon any of the covenants or conditions, expressed or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Notwithstanding the foregoing, Landlord shall remain responsible for any claims of Tenant first arising prior to the date of such sale or conveyance if such claims are (i) identified by Tenant in the Estoppel Certificate prepared for Landlord's successor in interest, and (ii) proved to be true by Tenant in a court of competent jurisdiction. This Lease shall not be affected by any such sale, and Tenant agrees to attorn to the purchaser or assignee. Landlord shall have the right at any time to sell, transfer, encumber, hypothecate, or otherwise transfer, whether voluntarily or involuntarily, all or any part of the Project (including the Common Area) and the same shall not affect this Lease in any manner.

27. NOTICES

        27.01 All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments, or designations under this Lease by either party to the other shall be in writing and shall be considered sufficiently given and served upon the other party if sent by certified or registered mail, return receipt requested, postage prepaid, delivered personally, or by a national overnight delivery service and addressed as indicated in 1.03 and 1.04.

28. WAIVER

        28.01 The failure of Landlord to insist in any one or more cases upon the strict performance of any term, covenant or condition of the Lease shall not be construed as a waiver of a subsequent breach of the same or any other covenant, term or condition; nor shall any delay or omission by Landlord to seek a remedy for any breach of this Lease be deemed a waiver by Landlord of its remedies or rights with respect to such a breach.

29.  HOLDOVER

     29.01 If Tenant remains in the Property after the Lease Term expires, with the consent of Landlord, and provided that Tenant has given prior written notice to Landlord, such continuance of possession by Tenant shall be deemed to be a month-to-month tenancy at the sufferance of Landlord terminable on thirty (30) days notice at any time by either party. All provisions of this Lease (except the duration of the Lease Term) and all rent or other amounts payable by Tenant under this Lease during the Lease Term shall apply to any such month-to-month tenancy, except the Base Monthly Rent payable by Tenant during said month-to-month tenancy shall be equal to the Base Monthly Rent payable for the last full calendar month during the regular Lease Term prior to the commencement of such month-to-month tenancy (the "Comparison Base Monthly Rent"), increased as follows:

     A. The term "CPI" as used herein shall mean the Consumer Price Index for the average for "all items" shown on the U.S. City Average for Urban Wage Earners and Clerical Workers (including Single Workers), all items, groups, and special groups of items, as promulgated by the Bureau of Labor Statistics of the U.S. Department of Labor, of such similar or successor index if said index is no longer published. Each twelve (12) month period, or fraction thereof, commencing upon the Commencement Date and ending upon the date of expiration of the Lease Term shall be referred to herein as a "Lease Year." The cumulative percentage change in the CPI from the Commencement Date until the date of expiration of the Lease Term shall be referred to herein as the "CPI Increase" and shall be equal to the cumulative total of the percentage changes in the CPI for each Lease Year during the Lease Term.

     B. The Base Monthly Rent payable each month for the first three (3) months following the date of expiration of the Lease Term shall be equal to the Comparison Base Monthly Rent increased by the CPI Increase, except that if the percentage change in the CPI during any Lease Year exceeds four percent (4%), then such percentage change for any such Lease Year shall be capped at four percent (4%) for purposes of calculating the CPI Increase.

     C. The Base Monthly Rent payable for each month thereafter, commencing on the fourth (4th) month following the date of expiration of the Lease Term, shall be equal to the Comparison Base Monthly Rent increased by the CPI Increase, without any cap.

     D. In no event shall the Base Monthly Rent decrease as a result of any decreases in the CPI from the Commencement Date until the date of expiration of the Lease Term.

     23.02 If Tenant remains in the Property after the Lease Term expires without the consent of Landlord, whether or not Tenant has given notice to Landlord, the same shall be deemed to be a material breach and default by Tenant under this Lease. Nothing contained in this Article 29 is intended to waive or limit any rights or remedies of Landlord in such case, and Tenant acknowledges that Landlord may suffer substantial damages if Landlord is unable to timely deliver possession of the Property to a subsequent tenant as a result of such holding over by Tenant. Nothing contained in this Section 29 is intended to nor shall be deemed to create any right or option of Tenant to extend the term of the Lease beyond the Lease Term specified in Section 1.05 above.

30. DEFAULT OF LANDLORD/LIMITATION OF LIABILITY

     30.01 In the event of any default by Landlord hereunder, Tenant agrees to give notice of such default, by registered mail, to Landlord at Landlord's Notice Address as stated in 1.04 and to offer Landlord a reasonable opportunity to cure the default. In the event of any actual or alleged failure, breach or default hereunder by Landlord, Tenant's sole and exclusive remedy shall be against Landlord's interest in the Property, and Landlord, its directors, officers, employees and any partner of Landlord shall not be sued, be subject to service or process, or have a judgement obtained against them in connection with any alleged breach or default, and no writ of execution shall be levied against the assets of any partner, shareholder or officer of Landlord. The covenants and agreements are enforceable by Landlord and also by any partner, shareholder or officer of Landlord.

31. SUBORDINATION

     31.01 Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee with a lien on the Property or any ground lessor with respect to the Property, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Property, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Property, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant shall execute and deliver to Landlord, upon Landlord's request, such documents and instruments, in a form suitable for recording, as shall reasonably be required to evidence such subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or deed of trust. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.

32. DEPOSIT AGREEMENT - This Section intentionally Deleted.

33. GOVERNING LAW

     33.01 This Lease is governed by and construed in accordance with the laws of the State of Nevada, and the exclusive venue of any suit arising under or in connection with this Lease shall be in Washoe County, Nevada.

34. NEGOTIATED TERMS

     34.01 This Lease is the result of the negotiations of the parties and has been agreed to by both Landlord and Tenant after prolonged discussion.

35. SEVERABILITY

     35.01 If any part of any provision of this Lease is determined by a court of competent jurisdiction to be invalid or unenforceable in accordance with its terms, the invalidity or unenforceability of such part of any such provision shall not invalidate or render unenforceable the remaining parts of any such provision or any other provisions of this Lease and all such other parts of such provisions and all other provisions of this Lease shall remain in full force and effect.

36. BROKERS

     36.01 Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease, except Daryl Drake, Hale Day Gallagher Company and covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent, other than any identified above, with respect to this Lease or its negotiation.

37. QUIET POSSESSION

     37.01 Tenant, upon paying the rentals and other payments herein required from Tenant, and upon Tenant's performance of all of the terms, covenants and conditions of this Lease on its part to be kept and performed, may quietly have, hold and enjoy the Property during the Lease Term without disturbance from Landlord or from any other person claiming through Landlord.

38. MISCELLANEOUS PROVISIONS

     38.01 Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and the word "person" shall include corporation, firm, partnerships, or association. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

     38.02 The headings or titles to sections and paragraphs of this Lease are not a part of this Lease and shall have no effect upon the connection or interpretation of any part of this Lease.

     38.03 This instrument contains all of the agreements and conditions made between the parties to this Lease. Tenant acknowledges that neither Landlord nor Landlord's agents have made any representation or warranty as to the suitability of the Property to the conduct of Tenant's business. Any agreements, warranties or representations not expressly contained herein shall in now way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease.

     38.04 Time is of the essence of each term and provision of this Lease. All reference in this Lease to "days" shall refer to calendar days. If any date for the giving of notice set forth in this Lease falls on a Sunday or legal holiday recognized by the United States government or the State of Nevada, then such date for the giving of notice shall be extended until the next following business day.

     38.05 Except as otherwise expressly stated, each payment required to be made by Tenant is in addition to and not in substitution for other payments to be made by Tenant.

     38.06 Subject to Article 18, the terms and provisions of this Lease are binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of Landlord and Tenant.

     38.07 All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent.

     38.08 In consideration of Landlord's covenants and agreements hereunder, Tenant hereby covenants and agrees not to disclose any terms, covenants or conditions of this Lease to any other party without the prior written consent of Landlord.

     38.09 Tenant shall provide to Landlord such financial information as Landlord may reasonably request for the purpose of obtaining construction and/or permanent financing for the Property or the Project.

     38.10 If Tenant shall request Landlord's consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent; Tenant's sole remedy shall be an action for specific performance or injunction, and such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

     38.11 Whenever a day is appointed herein on which, or a period of time is appointed in which, either party is required to do or complete any act, matter or thing, the time for the doing or completion thereof shall be extended by a period of time equal to the number of days on or during which such party is prevented from, or is reasonably interfered with, the doing or completion of such act, matter or thing because of labor disputes, civil commotion, war, warlike operation, sabotage, governmental regulations or control, fire, or other casualty, inability to obtain materials, or to obtain fuel or energy, weather or other acts of God, or their causes beyond such party's reasonable control (financial inability excepted); provided, however, that nothing contained herein shall excuse Tenant from the prompt payment of any rent or charge required of Tenant hereunder.

     38.11 No slot machine or other gambling game or device shall be permitted on the Property without the prior written consent of Landlord.

39. CHANGE ORDERS

     39.01 If Tenant requests that Landlord perform any tenant improvements in the Property and thereafter if Tenant approves any changes in the scope the work being provided by or through Landlord Tenant agrees to pay all the direct and indirect costs of additional work at the time it gives such approval. In the event that the aggregate cost of additional work provided under this Lease is ten thousand ($10,000.00) or more, or in excess of two months rent, whichever is less, then Landlord may accept payment of one half of the cost of additional work at the time of approval of said change order by the Tenant, and payment of the balance to be paid at the time the additional work is substantially completed.

40. OPTION TO PURCHASE PROPERTY

     Landlord hereby grants to Tenant the right and option (the "Option") to purchase the Property, together with all improvements, upon the following terms and subject to the following conditions:

     40.01 Tenant's rights to exercise the Option and Landlord's obligation to sell the Property to Tenant at any time during the Lease Term shall be expressly contingent upon Landlord's ability to consummate a tax-deferred exchange of the Property, pursuant to Section 1031 of the Internal Revenue Code, or any successor provisions of said Code, or to otherwise meet

Landlord's tax-planning objectives, in Landlord's sole and absolute discretion (collectively, "Landlord's Tax Plan"). If Landlord elects to accomplish Landlord's Tax Plan (including without limitation such tax-deferred exchange), Tenant shall cooperate with Landlord in connection therewith provided that Tenant shall not be liable for any cash consideration or expense greater than that which Tenant would have incurred had Tenant purchased the Property as a direct sale from Landlord at the Purchase Price, as defined in Section 40.03 below.

     40.02 If, at any time during the Lease Term, Tenant desires to exercise the Option, Tenant shall deliver written notice of such desire (the "Option Notice") to Landlord. Provided that Tenant is not then in default under any terms or provisions of this Lease, Landlord shall reasonably endeavor to accomplish Landlord's Tax Plan, including without limitation a sale, exchange, or other transfer (collectively, "Sale" or "Sell") of the Property to Tenant, but Landlord shall have absolutely no obligation to Sell the Property to Tenant or any other third party unless the same shall accomplish Landlord's Tax Plan. Within sixty (60) days of delivery of the Option Notice, landlord shall deliver written notice to Tenant (the "Sale Notice") of Landlord's determination, in its sole and absolute discretion, of whether or not Landlord's Tax Plan may not be accomplished at such time by the Sale of the Property to Tenant. If Landlord determines that Landlord's Tax Plan may not be accomplished at such time, Landlord shall have no obligation to Sell the Property to Tenant, but Tenant may deliver a new Option Notice to Landlord at any time thereafter.

     40.03 If Landlord determines that Landlord's Tax Plan may be accomplished at such time, the Sale Notice shall contain (i) the proposed date of the consummation of the Sale of the Property to Tenant (the "Closing"), which consummation shall be evidenced by the recordation of a grant deed conveying the Property to Tenant, (ii) the Purchase Price of the Property, calculated by Landlord as of the proposed Closing date, and (iii) an Agreement of Purchase and Sale (the "Purchase Contract") setting forth such other terms and conditions for the Sale, as proposed by Landlord. The purchase price of the Property (the "Purchase Price") shall be an amount equal to Six Hundred Fifty thousand Dollars ($650,000) as of the Commencement Date, which amount shall be increased by One Thousand Two Hundred Ninety-Eight and 70/100 dollars ($1,298.70) per month on the last day of each calendar month of the Lease Term following the Commencement Date. For example (for illustrative purposes only), if the Closing date is the first day of the twenty-fifth (25th) month of the Lease Term, then the Purchase Price shall equal $650,000 + ($1,288.70 x 24) = $650,000 + $31,168.80 =
$681,168.80. And, if the Closing date is the tenth day of the seventy-eighth
(78th) month of the Lease Term, then the Purchase Price shall equal $650,000 + ($1,298.70 x 77) = $650,000 + $99,999.50 = $749,999.50. The Purchase Price shall be payable in all cash, or a cash equivalent acceptable to Landlord in its sole discretion.

     40.04 Within fifteen (15) days of delivery of any Sale Notice with such proposed terms of Sale, Tenant shall notify Landlord in writing of either (i) its acceptance of the terms and conditions set forth in the Sale Notice, including without limitation those set forth in the Purchase Contract, (ii) its election not to exercise the Option and therefore not to purchase the Property at such time, or (iii) its acceptance of the terms and conditions set forth in the Sale Notice, subject to Landlord's acceptance of such changes as proposed by Tenant and set forth in said notice. If Tenant accepts the terms and conditions set forth in the Sale Notice, then the parties shall proceed to consummate the Sale pursuant to said terms and conditions. If Tenant accepts the terms and conditions set forth in the Sale Notice, subject to proposed changes, then Landlord and Tenant shall negotiate in good faith in an attempt to agree on all such proposed changes, in their sale and absolute discretion. If such an agreement is reached, then the parties shall proceed to consummate the Sale pursuant to said agreed upon terms and conditions, as put forth in a written document executed by both parties. If the parties are unable to agree on all such proposed changes within sixty (60) days following delivery of the Sale Notice, then the Option Notice shall lapse.

     40.06 If the Option Notice shall lapse pursuant to Section 40.04, Tenant shall have the right at any time thereafter to deliver another Option Notice to Landlord. Notwithstanding the Option, Landlord shall have the right at any time to Sell the Property to any third party, subject to Tenant's Right of First Refusal set forth in Section 41 below. Notwithstanding anything set forth in this Lease to the contrary, the Option is personal to Tenant and shall not be assignable to or exercisable (or enforceable) by any consignee, subtenant, transferee or other successor in interest of Tenant. Upon any Transfer described in Section 18 above, the Option shall terminate and be null and void and of no further force or affect.

41.  RIGHT OF FIRST REFUSAL

     41.01 Except during any period of time that Tenant has delivered an Option Notice and the parties are proceeding under the terms and provisions of Section 40 above, Landlord shall have the right to Sell the Property to any third party, subject to Tenant's prior right (the "Right of First Refusal") to purchase the Property under this Section 41. If Landlord desires to Sell the Property to any third party at any time during the Lease Term, Landlord shall first give written notice thereof to Tenant (the "First Refusal Notice"). Said notice shall set forth the exact and complete terms of the proposed Sale and shall have attached thereto a photocopy of a bonafide offer (and counteroffer, if any) duly executed by both Landlord and the prospective purchaser.

     41.02 For a period of fifteen (15) days after delivery to Tenant of the First Refusal Notice, Tenant shall have the right to give written notice to Landlord of Tenant's election to purchase the Property on the same terms and conditions as set forth therein, except that (i) the purchase price for the Property shall be equal to the lesser of (a) the purchase price set forth in the First Refusal Notice, or (b) the Purchase Price, as delivered in Section 40.03, as of the scheduled closing date of the transaction described in the First Refusal Notice, and (ii) if the proposed Sale includes the Sale of more real property than just the Property, then Tenant shall only be obligated, upon timely exercise of its Right of First Refusal, to purchase just the Property. Notwithstanding anything set forth in the preceding sentence to the contrary, if the proposed Sale includes the Sale of more real property than just the Property, Tenant shall have the right to exercise the Right of First Refusal with respect to the entire real property described in the First Refusal Notice, and the purchase price of such entire real property shall, in such case, be equal to the total purchase price set forth in the First Refusal Notice. If Tenant does not timely deliver to Landlord said notice with said fifteen (15) day period, then Tenant's Right of First Refusal and the Option, as set forth in
Section 40, shall lapse, terminate, be null and void and of no further force or effect and Landlord shall have no obligation thereafter to Sell the Property to Tenant under either this Section 41 or Section 40 above. In such case, Landlord shall be free to Sell the Property on the same terms set forth in the First Refusal Notice to the prospective purchaser described therein or to any other third party. Upon the consummation of the Sale proposed therein, the Property shall be transferred subject to this Lease, but expressly excluding any rights of Tenant under Section 40 of this Section 41 of this Lease.

     41.03 Notwithstanding anything set forth in section 41.02 to the contrary, if Tenant's Right of First Refusal and the Option lapse and are terminated pursuant to Section 41.02 but the Sale of the Property is not consummated on or before the latter of (i) the closing date set forth in the First Refusal Notice, or (ii) that date which is two hundred seventy (270) days after the date of delivery of the First Refusal Notice, then Tenant's Right of First Refusal and Option shall not lapse and shall apply to said transaction and any other proposed Sale of the Property at all times thereafter. Notwithstanding anything set forth in this Lease to the contrary, the Right of First Refusal is personal to Tenant and shall not be assignable to or exercisable (or enforceable) by any assignee, subtenant, transferee or other successor in interest of Tenant. Upon any Transfer described in Section 18 above, the Right of First Refusal shall terminate and be null and void and of no further force or affect.

42.  EXHIBITS

     42.01 The following Exhibits are attached to and made a part of this Lease as if set forth herein in full:

          Exhibit "A"     Property Site Plan
          Exhibit "A-1"   Legal Description of Property
          Exhibit "A-2"   Project Site Plan
          Exhibit "B"     Commencement Date Certificate
          Exhibit "C"     Tenant Questionnaire

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year indicated by Landlord's execution date as written below.

     Individuals signing on behalf of a Tenant warrant that they have the authority to bind their principals. In the event that Tenant is a corporation, Tenant shall deliver to Landlord, concurrently with the execution and deliver of this Lease, a certificated copy of corporate resolutions adopted by Tenant authorizing said corporation to enter into and perform the Lease and authorizing the execution and delivery of the Lease on behalf of the corporation by the parties executing and delivering this Lease. THIS LEASE, WHETHER OR NOT EXECUTED BY Tenant, IS SUBJECT TO ACCEPTANCE AND EXECUTION BY Landlord, ACTING ITSELF OR BY ITS AGENT ACTING THROUGH ITS PRESIDENT, VICE PRESIDENT, OR ITS DIRECTOR OF LEASING AND MARKETING.

                                      "Landlord"
                                       Dermody Properties,
                                       a Nevada corporation

Date Executed:  7-21-93                /s/ MICHAEL C. DERMODY
               ----------              -----------------------------
                                       Michael C. Dermody, President


                                       "Tenant"

                                       Pioneer Citizens Bank of Nevada,
                                       a Nevada corporation

Date Executed:  7-13-93                By: /s/ MARK L. CAMPBELL
               ----------                  -------------------------
                                       Name: Mark L. Campbell
                                             -----------------------
                                       Its:  Senior Vice President
                                             -----------------------

                                 EXHIBIT "A-1"

All that certain parcel of land situate in the West half of Section 16, T.19 N.
R. 20 E., M.D.M., State of Nevada, City of Reno, being a portion of Parcel 4 of Parcel Map Number 1362, recorded in the Official Records of Washoe County, Nevada, and being more particularly described as follows:

Commencing at the Southwesterly corner of said Parcel 4, said point being the True Point of Beginning; thence South 64 degrees 49'04" East, 199.00 feet along the Southerly line of said Parcel 4; thence North 25 degrees 10'56" East,
200.00 feet to a point on the Southerly right of way of Equity Avenue; thence North 64 degrees 49'04" West, 176.50 feet along said Southerly right of way to a point of curvature; thence 48.5 feet along the arc of a curve to the left, having a central angle of 92 degrees 32'14" and a radius of 30.00 feet to a point on the Easterly right of way of Corporate Boulevard; thence South 22 degrees 38'42" West, 168.84 feet along said right of way returning to the True Point of Beginning.

                                      -0-

                                   Exhibit A-1 to lease dated June 1, 1993, by and between Dermody Properties and Pioneer Citizens Bank of Nevada.

                                   /s/ MICHAEL C. DERMODY
                                   --------------------------------------------
                                   Dermody Properties


                                   /s/ MARK L. CAMPBELL
                                   --------------------------------------------
                                   Pioneer Citizens Bank of Nevada

                                  EXHIBIT "B"

                         COMMENCEMENT DATE CERTIFICATE


     THIS COMMENCEMENT DATE CERTIFICATE is made as of the __ day of _________________, 199_, by and between DERMODY PROPERTIES (hereinafter called "Landlord") and PIONEER CITIZENS BANK OF NEVADA (hereinafter called "Tenant").

RECITALS:

     A. Landlord and Tenant have entered into a Lease Agreement (the "Lease") dated as of June 1, 1993, whereby Landlord leased to Tenant, and Tenant leased from Landlord, certain real property located in the County of Washoe, State of Nevada, which real property is commonly known as 5400 Equity Avenue, Reno, Nevada.

     B. In accordance with Section ___ of the Lease, Landlord and Tenant desire to set forth herein the date that the Term of the Lease had commenced (the "Commencement Date"), and the date of expiration of the initial Term of the Lease.

          NOW THEREFORE, Landlord and Tenant certify and agree as follows:

     1. The Commencement Date of the Lease defined in Section ___ of the Lease is hereby established as _____________, 199_.

     2.   The Initial Term of this Lease shall be years ending upon
______________.

     3. The rental adjustment date(s) shall be ______________, _________________, _____________, and ____________________.

          IN WITNESS WHEREOF, Landlord and Tenant have caused this Commencement Date Certificate to be executed as of the day and year first above written.


LANDLORD:                               TENANT:

DEMODY PROPERTIES                       PIONEER CITIZENS BANK OF NEVADA

by: Michael C. Dermody                  By:



---------------------------             -----------------------------------
Signature                               Signature


---------------------------             -----------------------------------
Title                                   Title


                                             Exhibit B to lease dated June 1,
                                             1993, by and between Dermody
                                             Properties and Pioneer Citizens
                                             Bank of Nevada.

                                             /s/ MICHAEL C. DERMODY
                                             -----------------------------------
                                             Dermody Properties

                                             /s/ MARK L. CAMPBELL
                                             -----------------------------------
                                             Pioneer Citizens Bank of Nevada

                                   EXHIBIT C
                             (Tenant Questionnaire)

                     TENANT QUESTIONNAIRE REGARDING USE OF
                  PROPERTY AT 5400 EQUITY AVENUE, RENO, NEVADA


                                                                      Yes    No

1.   Will any manufacturing process be done on the subject
     premises?                                                        [ ]    [X]

2.   Do you or your company intend to use any internal
     combustion engines greater than 50 hp at the subject
     premises?                                                        [ ]    [X]

3.   Do you or your company intend to use processes that
     involve mixing, blending, or processing any solvents,
     adhesives, paints or coatings?                                   [ ]    [X]

4.   Will your operation at the premises create any dusts or smoke?   [ ]    [X]

5.   At the subject premises, will you or your company refine any
     liquids or solids? Reclaim any metals?                           [ ]    [X]

6.   Will your or your company plate or coat anything at the
     subject premises?                                                [ ]    [X]

7.   Will any process be used on the Property which requires
     equipment for the heating of materials (i.e., boilers,
     furnaces, broilers, baking ovens, etc.)?                         [ ]    [X]

8.   Will you handle or store solvents or motor fuels on the
     premises?                                                        [ ]    [X]

9.   Will you use or store any acids at the premises?                 [ ]    [X]

10.  Will you or your company use any chemical processes at the
     premises?                                                        [ ]    [X]

11.  Will you or your company use any solvents for clean up?          [ ]    [X]

12.  Is your business a dry cleaner, restaurant, body shop,
     gasoline station, printer or part coater?                        [ ]    [X]

13.  Will you or your company use any process which requires lead
     or melting or soldering with lead or lead alloys?                [ ]    [X]

14.  Do you or your company have a Hazardous Materials Management
     plan?                                                            [ ]    [X]

If you have marked "Yes" to any of the questions as to processes, chemicals, including types and quantities, to be used on the Property, please give a more detailed explanation below and on a second page if necessary. __________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Name of person completing form:  MARK L. CAMPBELL  /s/ MARK L. CAMPBELL

Company name and address:      PIONEER CITIZENS BANK OF NEVADA
                               10 STATE ST. RENO, NV. 89501

                       ASSIGNMENT AND ASSUMPTION OF LEASE

     This Assignment and Assumption of Lease ("Assignment") is made as of the ____ day of ________, 1998, by and between PIONEER CITIZENS BANK OF NEVADA, a Nevada corporation ("Assignor") and COMPUTING RESOURCES, INC., a Nevada corporation ("Assignee").

                                    RECITALS

     This Assignment is made with regard to the following facts:

     A. Assignor is the tenant under that certain Standard Industrial Lease dated June 1, 1996 (the "Lease") between DERMODY PROPERTIES, a Nevada corporation ("Landlord"), as landlord, and Assignor, as tenant, for approximately 0.928 acres of land and a single story concrete tilt-up building containing approximately 8,560 square feet of space (the "Premises"), located at 5400 Equity Avenue, Reno, Washoe County, Nevada. A copy of the Lease is attached hereto as EXHIBIT "A".

     B. Assignor desires to assign its right, title, and interest in, to, and under the Lease and the Premises to Assignee, and Assignee desires to accept that assignment on, and subject to, all of the terms and conditions in this Assignment.

     NOW THEREFORE, in consideration of the mutual covenants contained in this Assignment, and for valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

          1. Assignment and Assumption. Assignor assigns to Assignee all of its right, title and interest in, to, and under the Lease and the Premises. Assignee accepts this assignment, assumes all of Assignor's obligations under the Lease, and agrees to be bound by all of the provisions of the Lease and to perform all of the obligations of the tenant under the Lease as a direct obligation to Landlord from and after the effective date of this Assignment. Assignee shall make all payments required under the Lease directly to Landlord. This assignment and assumption is made on, and is subject to, all of the terms, conditions, and covenants of this Assignment.

          2. Condition of Premises. The Premises will be delivered by Assignor to Assignee in "as is" condition.

          3. Indemnification of Assignor. Assignee shall protect, defend, indemnify and hold Assignor harmless from all costs, expenses, claims, causes of action and damages (including, without limitation, reasonable attorney fees and costs), which arise in connection with the Lease (as the same may be amended from time to time after the date of this Assignment) and the Premises from and after the date of this Assignment.

          4.   General Provisions.

               4.1. Further Assurances. Each party to this Assignment will, at its own cost and expense, execute and deliver such deliver such further documents and instruments and will take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Assignment.

               4.2. Enforcement by Landlord. Landlord is a third party beneficiary of this Assignment. As such, the provisions of this Assignment inure to the benefit of, and are enforceable by, Landlord.

               4.3. Entire Assignment; Waiver. This Assignment constitutes the final, complete and exclusive statement between the parties to this Assignment pertaining to the terms of Assignor's assignment of the Lease and Premises to Assignee, supersedes all prior and contemporaneous understandings or agreements of the parties, and is binding on and inures to the benefit of their respective heirs, representatives, successors and assigns. Neither party has been induced to enter into this Assignment by, nor is either party relying on, any representation or warranty outside those expressly set forth in this Assignment. Any agreement made after the date of this Assignment is ineffective to modify, waive, or terminate this Assignment, in whole or in part, unless that agreement is in writing, is signed by the parties to this Assignment, and specifically states that agreement modifies this Assignment.

               4.4. Attorneys' Fees and Costs. In the event that a dispute arises hereunder, the prevailing party in such dispute shall be entitled to its reasonable attorneys' fees and costs incurred in connection therewith.

               4.5. Governing Law. This Assignment will be governed by, and construed in accordance with, Nevada law.

               4.6. Captions. Captions to the sections in this Assignment are included for convenience only and do not modify any of the terms of this Assignment.

               4.7. Severability. If any term or provision of this Assignment is, to any extent, held to be invalid or unenforceable, the remainder of this Assignment will not be affected, and each term or provision of this Assignment will be valid and be enforced to the fullest extent permitted by law. If the application of any term or provision of this Assignment to any person or circumstances is held to be invalid or unenforceable, the application of that term or provision to persons or circumstances other than those as to which it is held valid or unenforceable, will not be affected, and each term or provision of this Assignment will be valid and be enforced to the fullest extent permitted by law.

        4.8. Consent of Landlord. The Landlord's written consent to this Assignment in accordance with the terms of Section 18 of the Lease is a condition precedent to the validity and effectiveness of this Assignment. If the Landlord's consent is not obtained in space provided below, then this Assignment shall automatically terminate and the parties shall be released from any further obligations hereunder.

        4.9. Capitalized Terms. All terms spelled with initial capital letters in this Assignment that are not expressly defined in this Assignment will have the respective meanings given such terms in the Lease.

        4.10. Brokers. The parties to this Assignment represent and warrant to each other than neither party dealt with any broker or finder in connection with the consummation of this Assignment and each party agrees to protect, defend, indemnify, and hold the other party harmless from and against any and all claims or liabilities for brokerage commissions or finder's fees arising out of that party's acts in connection with this Assignment. The provisions of this Section 4.10 shall survive the expiration or earlier termination of this Assignment and the Lease.

        4.11. Notices. Any notice that may or must be given by either party under this Assignment will be delivered (i) personally, (ii) by certified mail, return receipt requested, or (iii) by a nationally recognized overnight courier, addressed to the party to whom it is intended. Any notice given to Assignor or Assignee shall be sent to the respective address set forth on the signature page below, or to such other address as that party may designate for service of notice by a notice given in accordance with the provisions of this Section
4.11. A notice sent pursuant to the terms of this Section 4.11 shall be deemed delivered (a) when delivery is made, if delivered personally, (b) three (3) business days after deposit into the United States mail, or (c) the day following deposit with a nationally recognized overnight courier.

        4.12. Word Usage. Unless the context clearly requires otherwise, (a) the plural and singular numbers will each be deemed to include the other; (b) the masculine, feminine, and neuter genders will each be deemed to include the others; (c) "shall", "will", "must", "agrees", and "covenants" are each mandatory; (d) "may" is permissive; (e) "or" is not exclusive; and (f) "includes" and "including" are not limiting.

        4.13. COMMENCEMENT OF OBLIGATIONS. NOTWITHSTANDING THE DATE ON WHICH THIS ASSIGNMENT MAY BE EXECUTED, ASSIGNEE'S OBLIGATIONS HEREUNDER SHALL NOT COMMENCE UNTIL POSSESSION OF THE PREMISES IS DELIVERED BY ASSIGNOR TO ASSIGNEE. THE PARTIES EXPECT POSSESSION TO BE DELIVERED ON JUNE 10, 1998, BUT THE ACTUAL POSSESSION DATE SHALL CONTROL.

      Assignor and Assignee have executed this Assignment as of the above date.


ASSIGNOR:

PIONEER CITIZENS BANK OF NEVADA,
A NEVADA CORPORATION,


BY:   [SIGNATURE ILLEGIBLE]
   ------------------------------------

   ITS:   C.F.O.
       --------------------------------


Address of Assignor:  1 West Liberty
                      Reno, NV. 89502



ASSIGNEE:

COMPUTING RESOURCES, INC.,
A NEVADA CORPORATION,


BY:
   ------------------------------------
   RANSON W. WEBSTER
   ITS: SECRETARY/TREASURER


Address of Assignee:
                    ----------------------------

                    ----------------------------

                    ----------------------------

      Assignor and Assignee have executed this Assignment as of the above date.


ASSIGNOR:

PIONEER CITIZENS BANK OF NEVADA,
A NEVADA CORPORATION,


BY:
   ------------------------------------

   ITS:
       --------------------------------


Address of Assignor:
                    ----------------------------

                    ----------------------------

                    ----------------------------


ASSIGNEE:

COMPUTING RESOURCES, INC.,
A NEVADA CORPORATION,


BY:  /s/ RANSON W. WEBSTER
   ------------------------------------
   RANSON W. WEBSTER
   ITS: SECRETARY/TREASURER


Address of Assignee:
                    ----------------------------

                    ----------------------------

                    ----------------------------

                               LANDLORD'S CONSENT


     Pursuant to Section 18 of the Lease, the undersigned Landlord hereby acknowledges and consents to the terms of the foregoing Assignment and Assumption of Lease.

     Dated: This ____ day of ________________, 1998.


                                        DERMODY PROPERTIES,
                                        A NEVADA CORPORATION,


                                        BY:
                                            ----------------------------------

                                              ITS:
                                                   ---------------------------

                               LANDLORD'S CONSENT


     Pursuant to Section 18 of the Lease, the undersigned Landlord hereby acknowledges and consents to the terms of the foregoing Assignment and Assumption of Lease.

     Dated: This ____ day of ________________, 1998.


                                        DERMODY PROPERTIES,
                                        A NEVADA CORPORATION,


                                        BY: /s/ MICHAEL D. DERMODY
                                            ----------------------------------

                                              ITS: President
                                                   ---------------------------

                 ADDENDUM TO ASSIGNMENT AND ASSUMPTION OF LEASE


     This Addendum to Assignment and Assumption of Lease ("Addendum") is made effective as of the 1st day of July, 1999, regardless of the date of signature of the parties hereto, by and between Pioneer Citizens Bank of Nevada, a Nevada corporation ("Assignor"), Computing Resources, Inc., a Nevada corporation ("Assignee"), and DP Operating Partnership, L.P., a Delaware limited partnership, successor in interest to Dermody Properties, a Nevada corporation ("Landlord"). This Addendum is made with regard to the following facts:

     A. Assignor was the tenant under that certain standard industrial lease dated June 1, 1993 (the "Lease"), between Landlord as landlord and Assignor as tenant of the premises commonly known as 5400 Equity Avenue, Reno, Washoe County, Nevada.

     B. Assignor heretofore, with the written consent of Landlord, assigned all of Assignor's right, title and interest in to and under the Lease to Assignee pursuant to a written Assignment and Assumption of Lease which provides, among other things, that Assignee may not modify or amend the Lease after the date of the assignment without first obtaining Assignor's written consent.

     C. The Lease provides in paragraph 1.05 that the Tenant's permitted use is "Bank Office Operations", but Assignee is not a bank and the parties desire to amend the Lease so that Assignee's business is a permitted use thereunder.

     NOW THEREFORE, in consideration of the mutual covenants contained in the aforesaid Assignment and Assumption of Lease and in this Addendum thereto, the parties agree as follows:

     1. So long as Assignee occupies the premises under the Lease assigned to Assignee, paragraph 1.05 of the Lease is modified to read as follows:

     "1.05. Tenant's Permitted Use: Payroll, tax and related business services."

      2. Except as modified in paragraph 1 above, the Lease and the Assignment and Assumption of Lease and the Landlord's consent thereto shall remain in full force and effect.


                                          "ASSIGNOR"
                                          PIONEER CITIZENS BANK OF NEVADA,
                                          a Nevada corporation


                                          By:       CHRIS SWENSEID
                                             -----------------------------------
                                                         (Signature)

                                          Its:         SVP/CONTROLLER
                                             -----------------------------------
                                                           (Title)



                                          "ASSIGNEE"
                                          COMPUTING RESOURCES, INC.,
                                          a Nevada corporation


                                          By:       RANSON WEBSTER
                                             -----------------------------------
                                                         (Signature)

                                          Its:        CHAIRMAN & C.E.O.
                                             -----------------------------------
                                                           (Title)


                                          "LANDLORD"
                                          DP OPERATING PARTNERSHIP, L.P. a
                                          Delaware limited partnership, by:
                                          DERMODY PROPERTIES, a Nevada
                                          corporation


                                          By:       MICHAEL C. DERMODY
                                             -----------------------------------
                                                         (Signature)

                                          Its:            PRESIDENT
                                             -----------------------------------
                                                           (Title)